UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

GOL LINHAS AÉREAS INTELIGENTES S.A.

(Exact name of registrant as specified in its charter)

Federative Republic of Brazil
(State of incorporation or organization)

Rua Tamoios 246
Jardim Aeroporto
04630-000 São Paulo, São Paulo
Federative Republic of Brazil
(Address of principal executive offices)	Not applicable (I.R.S. Employer Identification No.) Not applicable (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered:	Name of each exchange on which each class is to be registered:
American Depositary Shares Preferred Shares, without par value[1]	New York Stock Exchange, Inc.

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

     Securities Act registration statement file number to which this form relates:   333-116054

     Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

1	Application to be made for listing, not for trading, in connection with the registration of the Depositary Shares.

Item 1. Description of Registrant’s Securities to be Registered.
Item 2. Exhibits.
SIGNATURE
EXHIBITS

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

          For a description of the securities to be registered hereunder, reference is made to the information under the captions “Description of Capital Stock,” “Description of American Depositary Shares” and “Taxation” in the Prospectus subject to completion dated June 1, 2004 included in the Registrant’s Registration Statement on Form F-1 (No. 333-116054) filed on June 1, 2004 under the Securities Act of 1933, as amended, and the information is hereby incorporated by reference as Exhibit 1 in answer to this Item.

Item 2. Exhibits.

          The securities to be registered are to be listed on The New York Stock Exchange (the “NYSE”), on which no other securities of the Registrant are listed. Accordingly, the following exhibits are also being filed with the NYSE:

1.*	Copies of the Registrant’s Registration Statement on Form F-1 (No. 333-116054) filed on June 1, 2004 relating to 33,050,000 Preferred Shares of the Registrant.
1.1*	Copies of the Registration Statement on Form F-6 (No. 333-116181) filed on June 4, 2004 relating to 100,000,000 American Depositary Shares (evidenced by American Depositary Receipts) under the Securities Act of 1933, as amended.
4.1	By-laws (Estatutos Sociais) of the Registrant, translated into English (incorporated by reference to Exhibit 3.1 of the Registrant’s Registration Statement on Form F-1 (No. 333-116054) filed on June 1, 2004).
4.2	Form of Deposit Agreement between the Registrant, The Bank of New York, as Depositary, and the owners from time to time of American Depositary Receipts (incorporated by reference to Exhibit 4.1 of the Registrant’s Registration Statement on Form F-1 (No. 333-116054) filed on June 1, 2004).
4.3	Form of American Depositary Receipt (incorporated by reference to Exhibit 4.1 of the Registrant’s Registration Statement on Form F-1 (No. 333-116054) filed on June 1, 2004).

*  Previously filed.

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

GOL LINHAS AÉREAS INTELIGENTES S.A.
Date: June 17, 2004	By:	/s/ Constantino de Oliveira Junior
		Name:	Constantino de Oliveira Junior
		Title:	President, Chief Executive Officer

	By:	/s/ Richard F. Lark, Jr.
		Name:	Richard F. Lark, Jr.
		Title:	Chief Financial Officer, Vice President, Finance

EXHIBITS

1.*	Copies of the Registrant’s Registration Statement on Form F-1 (No. 333-116054) filed on June 1, 2004 relating to 33,050,000 Preferred Shares of the Registrant.
1.1*	Copies of the Registration Statement on Form F-6 (No. 333-116181) filed on June 1, 2004 relating to 100,000,000 American Depositary Shares (evidenced by American Depositary Receipts) of the Registrant under the Securities Act of 1933, as amended.
4.1	By-laws (Estatutos Sociais) of the Registrant, translated into English (incorporated by reference to Exhibit 3.1 of the Registrant’s Registration Statement on Form F-1 (No. 333-116054) filed on June 1, 2004).
4.2	Form of Deposit Agreement between the Registrant, The Bank of New York, as Depositary, and the owners from time to time of American Depositary Receipts (incorporated by reference to Exhibit 4.1 of the Registrant’s Registration Statement on Form F-1 (No. 333-116054) filed on June 1, 2004).
4.3	Form of American Depositary Receipt (incorporated by reference to Exhibit 4.1 of the Registrant’s Registration Statement on Form F-1 (No. 333-116054) filed on June 1, 2004).

*  Previously filed.